Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

March 21, 2025

Karat Packaging Inc.

6185 Kimball Avenue

Chino, California

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Karat Packaging Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets (each, a “Prospectus Supplement”).

The Registration Statement registers the secondary offering of up to 2,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) offered by Alan Yu and Marvin Cheng (the “Selling Stockholders” and, the shares held by such Selling Stockholders, the “Shares”). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”); (iii) the Bylaws of the Company, as amended, as currently in effect (the “Bylaws”); and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Karat Packaging Inc.

March 21, 2025

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Shares are offered and sold as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Shares offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and sold as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Shares conforms or will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance of such Shares; and (iv) all Shares will be offered and sold by the Selling Stockholders in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement.

Based upon the foregoing and subject to the limitations set forth below, as of the date hereof, we are of the opinion that the issuance of the Shares to be offered by the Selling Stockholders pursuant to the Registration Statement have been duly authorized, and the Shares are validly issued, fully paid and are nonassessable shares of Common Stock of the Company.

For purposes of this opinion, we express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be offered and sold in compliance with all applicable state securities or blue sky laws.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP
Akerman LLP